UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2026

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2026 (the “Closing Date”), Calcasieu Pass Funding, LLC (“Borrower”), an indirect subsidiary of Venture Global, Inc. (the “Company”), entered into a senior secured term loan B facility in an initial principal amount equal to $1,750,000,000 (the “Term Loan B Facility”). The Term Loan B Facility was drawn in full on the Closing Date. Proceeds of the Term Loan B Facility will be used (a) to redeem, in full, the preferred equity interests issued to Stonepeak Bayou Holdings II LP pursuant to the Limited Liability Company Agreement of Calcasieu Pass Funding, LLC, dated as of August 19, 2019, (b) to pay costs, fees and expenses associated with the foregoing and the Term Loan B Facility and (c) for working capital and general corporate purposes.

The Term Loan B Facility will mature on April 10, 2033. The outstanding principal of the Term Loan B Facility may be repaid, in whole or in part, at any time without premium or penalty (subject to breakage fees), six months following the Closing Date. Borrowings under the Term Loan B Facility will bear interest at Term SOFR plus an agreed margin, or Base Rate (as defined in the credit agreement governing the Term Loan B Facility) plus an agreed margin.

The Term Loan B Facility will be secured by a first-priority lien on substantially all of the assets of the Borrower, as well as the equity interests in the Borrower.

The credit agreement governing the Term Loan B Facility contains customary representations and warranties and customary affirmative and negative covenants applicable to the Borrower including, among other things, restrictions on indebtedness, liens, investments, fundamental changes, dispositions, and dividends and other distributions.

A copy of the credit agreement governing the Term Loan B Facility will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On April 10, 2026, the Company issued a press release announcing, among other things, that the Borrower had closed the Term Loan B Facility. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated April 10, 2026, relating to the Term Loan B Facility.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: April 10, 2026

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer